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                                    EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT TO THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                         UNITED INTERNATIONAL HOLDINGS, INC.


          United International Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

          1. That the Board of Directors of the Corporation duly adopted resolutions containing amendments to the Certificate of Incorporation of the Corporation set forth below, declaring such amendments to be advisable and calling for the approval of the stockholders of the Corporation to such amendments.

          2. That holders of not less than a majority of the outstanding shares of Class A Common Stock of the Corporation and not less than a majority of the outstanding shares of Class B Common Stock of the Corporation entitled to vote adopted and approved this Certificate of Amendment to the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware.

          3. Paragraph (a) of Article Fourth of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

         (a) AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have authority to issue is 93,000,000, divided into the following classes:

             (i) 60,000,000 shares of Class A Common Stock, par value $.01 per share;

            (ii) 30,000,000 shares of Class B Common Stock, par value $.01 per share;

           (iii) 3,000,000 shares of preferred stock, par value $.01 per share.

          IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of the Corporation has been signed this 7th day of February, 1994.


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                                       UNITED INTERNATIONAL HOLDINGS,
                                         INC.


                                       By: /s/ William J. Elsner
                                          ---------------------------
                                          William J. Elsner
                                          Chief Executive Officer

ATTEST:

/s/ Bernard G. Dvorak
----------------------------
Bernard G. Dvorak
Chief Financial Officer and
Secretary




















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